Exhibit 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Chuck Burgess
The Abernathy MacGregor Group
212-371-5999
exideweb@abmac.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES ANNOUNCES APPOINTMENT
OF JEROME YORK AS DIRECTOR

     Alpharetta, Ga. – (April 19, 2005) – The Board of Directors of Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, announced today that it has elected Jerome B. York, 66, as Director. His appointment follows an earlier announcement by the Company, in its Form 8-K filed with the U.S. Securities and Exchange Commission on March 3, 2005, that the Board had voted to expand its membership by two Directors to a total of nine.

     Mr. York will serve on the Company’s Nominating and Corporate Governance Committee.

     “Jerry York brings an obvious wealth of experience, and we are pleased to welcome him to the Board,” said Exide Chairman of the Board John P. Reilly.

     Mr. York is Chief Executive Officer of Harwinton Capital Corporation, a private investment company he founded in 2000. From 2000 until 2003, he was Chairman, President and Chief Executive Officer of MicroWarehouse Inc. Earlier, Mr. York served as Vice Chairman of

- more -

Tracinda Corporation and as Senior Vice President and Chief Financial Officer of IBM Corporation. Prior to joining IBM, he was Executive Vice President-Finance and Chief Financial Officer of Chrysler Corporation.

     Mr. York currently serves on the Board of Directors of Apple Computer Inc. and Tyco International Ltd.

# # #

About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s two global business groups – transportation and industrial energy – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements as defined by the Securities Litigation Reform Act of 1995. As such, they involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any results expressed or implied by such forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) statements of plans of and objectives of the Company or its management or board of directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (ii) statements of future economic performance, and (iii) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers), which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements, which may restrict the Company’s operational and financial flexibility, as well as impose significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of

- more -

the tax benefits of the Company’s net operating loss carry forwards, of which is dependent upon future taxable income, (vi) the fact that lead, which experiences significant fluctuations in market price and which, as a hazardous material, may give rise to costly environmental and safety claims, can affect the Company’s results because it is a major constituent in most of the Company’s products, (vii) competitiveness of the battery markets in North America and Europe, which can also affect the Company’s ability to maintain margins, (viii) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (ix) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (x) the Company’s exposure to fluctuations in interest rates on its variable debt, (xi) general economic conditions, (xii) increasing levels of Asian batteries sold in North America and Europe at discounted prices, (xiii) the Company’s ability to comply with financial and restrictive covenants in the Company’s senior credit facility, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to obtain an extension from the Internal Revenue Service for its temporary waiver application for 2003 and 2004 pension funding requirements in order to negotiate a lien acceptable to the Pension Benefit Guaranty Corporation, (xvii) our ability to attract and retain key personnel, and (xviii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes Oxley Act of 2002.

Accordingly, the Company cautions each reader of this press release to carefully consider these factors, because these factors have, in some instances, affected and in the future could affect the Company’s ability to achieve its projected results and may cause actual results to differ materially from those expressed herein. The Company is under no obligation to update its forward-looking statements. These are enumerated in further detail in the company’s most recent Form 10-Q filed on February 14, 2005.